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                                                                    EXHIBIT 23.3



                    [KRONICK KALADA BERDY & CO. LETTERHEAD]

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Pet Quarters, Inc.
Lonoke, Arkansas

We consent to incorporation by reference in the Registration Statement on Form S-8, of our reports dated February 17, 1999, except for Note 8 dated December 10, 1999, and February 18, 1998 relating to the statements of financial condition of Humboldt Industries, Inc. as of December 31, 1998 and 1997 and the related statements of operations and deficit, changes in shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997.

                                   KRONICK, KALADA, BERDY & CO.

June 26, 2001